UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 6, 2013

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 6, 2013, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2013. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 6, 2013, the Company also issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.09	January 15, 2013	January 2, 2014
Preference shares - Series A	$0.515625	December 16, 2013	December 1, 2013
Preference shares - Series B	$0.7451389	December 16, 2013	December 1, 2013

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 6, 2013

99.2	Press Release of Maiden Holdings, Ltd., dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2013	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 6, 2013.

99.2	Press Release of Maiden Holdings, Ltd., dated November 6, 2013.

Exhibit 99.1

Maiden Holdings, Ltd. Reports Third Quarter 2013 Operating Earnings(1) of $22.7 million or $0.31 per Diluted Common Share and Net Income of $21.9 million or $0.30 per Diluted Common Share

Highlights for the three months ended September 30, 2013

•	Annualized operating return on common equity(1) of 11.1% compared with 9.1% in the third quarter of 2012;

•	Net operating earnings (1) of $22.7 million, or $0.31 per diluted common share compared with $19.5 million, or $0.27 per diluted common share in the third quarter of 2012;

•	Net premiums written increased 1.7% to $463.4 million versus the same period last year; excluding the National General Quota Share, which terminated August 1, the underlying growth rate was 17.1%;

•	Combined ratio(6) of 97.6% compared to 98.2% in the third quarter of 2012;

•	Net investment income rose to $23.3 million or an increase of 7.9% compared to the third quarter of 2012;

•	Book value per common share(4) of $11.34, up 2.0% versus June 30, 2013; and

•	At the beginning of October 2013, Maiden issued $165 million of mandatory convertible preference shares to support the continuing growth of its reinsurance business.

Highlights for the nine months ended September 30, 2013

•	Annualized operating return on common equity(1) of 10.2% compared to 9.5% in the first nine months of last year;

•	Net operating earnings (1) of $64.2 million, or $0.87 per diluted common share compared with $58.6 million, or $0.80 per diluted common share in the first nine months of 2012;

•	Net premiums written increased 13.1% to $1.7 billion versus the same period last year; excluding the National General Quota Share, which terminated August 1, the underlying growth rate was 20.2%;

•	Combined ratio(6) of 97.6% compared to 98.0% in the first nine months of 2012;

•	Net investment income was $66.0 million, an increase of 9.8% compared to the first nine months of 2012; and

•	Total investments increased 2.2% in the first nine months of 2013 to $2.7 billion.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported third quarter 2013 net operating earnings(1) of $22.7 million, or $0.31 per diluted common share compared with $19.5 million, or $0.27 per diluted common share in the third quarter of 2012. Net income attributable to Maiden common shareholders totaled $21.9 million, or $0.30 per diluted common share in the third quarter of 2013, which were essentially the same net income and per common share results for the third quarter of 2012.

Commenting on the Company's earnings, Art Raschbaum, Chief Executive Officer of Maiden, said: “In the third quarter of 2013, as with the previous two quarters, we continued to see favorable trends across our key core business metrics. In addition to delivering an annualized operating return on common equity of 11.1%, we improved year-on-year underwriting performance, lowered expense relativities, and increased our active client count. While the operating environment remains competitive, our clients continue to benefit from improving primary rate levels. Our issuance of convertible mandatory preference shares at the beginning of the fourth quarter is supportive of the growth we are seeing and demonstrates our belief in Maiden’s strong business prospects.”

Results for the three months ended September 30, 2013

Net operating earnings(1) for the third quarter of 2013 were $22.7 million, or $0.31 per diluted common share compared with $19.5 million, or $0.27 per diluted common share in the comparative quarter in 2012. Net income attributable to Maiden common shareholders was $21.9 million, or $0.30 per diluted common share in the third quarter of 2013, compared with net income of $21.9 million, or $0.30 per diluted common share in the third quarter of 2012.

In the third quarter of 2013, net premiums written totaled $463.4 million, an increase of 1.7% compared to the third quarter of 2012.  The Diversified Reinsurance segment’s net premiums written were down 4.3% to $185.6 million versus the third quarter of 2012. The decline in the Diversified segment’s premium were the result of actions taken last year to non-renew underperforming contracts and increased retentions by a small number of cedents. Additionally, the current period no longer includes the excess and surplus lines property insurance business which was sold in April of 2013. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 39.4% to $259.6 million compared to the third quarter of 2012 and was driven primarily by continuing price increases in workers’ compensation and new business resulting from AmTrust’s acquisitions and organic growth. Net premiums written from the National General Holdings Corporation Quota Share (“NGHC Quota Share”, formerly known as the “ACAC Quota Share”) were $57.4 million lower at $18.2 million compared to $75.6 million during the same period in 2012 due to the previously announced termination of the quota share agreement as of August 1, 2013. Excluding the terminated NGHC Quota Share, Maiden’s net premiums written in the third quarter of 2013 increased 17.1% compared to the third quarter of 2012.

Net premiums earned of $508.1 million increased 13.2%, or $59.2 million compared to the third quarter of 2012.  Earned premiums decreased 0.5% in the Diversified Reinsurance segment to $199.0 million compared to the third quarter of 2012. The AmTrust Quota Share Reinsurance segment was up 37.3% to $243.4 million compared to the three months ended September 30, 2012. The NGHC Quota Share segment was $65.8 million in the third quarter of 2013, down 8.2% compared to the third quarter of 2012.

Net investment income of $23.3 million in the third quarter of 2013 increased 7.9% compared to the third quarter of 2012. Total investments of $2.7 billion increased $57.7 million or 2.2% versus December 31, 2012.  The average yield on the fixed income portfolio (excluding cash) is 3.54% with an average duration of 4.47 years.

Net loss and loss adjustment expenses of $341.6 million were up $32.5 million compared to the third quarter of 2012.  The loss ratio(6) decreased by 1.7 percentage points to 66.8% versus the third quarter of 2012.

Commission and other acquisition expenses together with general and administrative expenses of $157.4 million increased $22.9 million in the third quarter of 2013, compared to the year ago quarter, while the total expense ratio(9) rose to 30.8% in the third quarter of 2013 compared with 29.7% in the same quarter last year. General and administrative expenses for the third quarter of 2013 totaled $13.3 million compared with $13.6 million in the third quarter of 2012. The general and administrative expense ratio(8) decreased to 2.6% in the third quarter of 2013 versus 2.9% in the third quarter of 2012.

The combined ratio(10) for the third quarter of 2013 totaled 97.6% compared with 98.2% in the third quarter of 2012.

Total assets increased 7.5% to $4.4 billion at September 30, 2013 compared to $4.1 billion at year-end 2012.  Total cash on hand at September 30, 2013 was up $187.4 million to $401.2 million compared to year-end 2012, and consisted of cash and cash equivalents of $131.3 million and restricted cash and cash equivalents of $269.9 million.  Shareholders' equity was $973.5 million, down 4.1% compared to December 31, 2012. Book value per common share was $11.34 at the end of the third quarter of 2013 or 2.0% higher than at June 30, 2013.

During the third quarter of 2013, the Board of Directors declared dividends of $0.09 per common share and $0.515625 per Series A preference share.

Results for the nine months ended September 30, 2013

Net income attributable to Maiden common shareholders for the nine months ended September 30, 2013 was $67.1 million compared to net income of $56.8 million in the first three quarters of 2012. Net operating earnings(1) for the first nine months of 2013 were $64.2 million, or $0.87 per diluted common share compared to $58.6 million or $0.80 per diluted common share in the first nine months of 2012.  Annualized operating return on common equity(1) for the nine months ended September 30, 2013 was 10.2% compared to 9.5% for the first three quarters of 2012.

Net premiums written rose 13.1%, or $191.8 million to $1.7 billion in the first nine months of 2013 compared to the same period in 2012.  For the first three quarters of 2013, net premiums written in the Diversified Reinsurance segment of $588.2 million were 6.1% lower than in the first nine months of 2012. Net premiums written for the AmTrust Quota Share Reinsurance segment were $895.0 million, up 47.2% compared to the first three quarters of 2012.  Net premiums written for the NGHC Quota Share were $167.2 million in the first nine months of 2013, which is 25.5% lower than the $224.5 million written in the first three quarters of 2012. Excluding the terminated NGHC Quota Share, Maiden’s net premiums written increased 20.2% in the first nine months of 2013 compared to the same period in 2012.

Net premiums earned in the first nine months of 2013 were $1.5 billion, an increase of 14.0% or $185.3 million compared to the first three quarters of 2012.  Net premiums earned in the Diversified Reinsurance segment were down 5.0% to $573.6 million for the first nine months of 2013 compared to the same period in 2012. The AmTrust Quota Share Reinsurance segment net premiums earned of $725.1 million increased 41.3% in the first nine months of 2013 compared to the first three quarters of 2012. The NGHC Quota Share segment net premiums earned totaled $211.2 million in the first nine months of 2013, up 1.5% compared to the first three quarters of 2012.

Net investment income in the first nine months of 2013 was $66.0 million, up 9.8% compared to the same period in 2012. The year-over-year growth in net investment income was due to higher investable assets, which grew by 9.4% at the end of the third quarter of 2013 compared to the end of the third quarter of 2012

Net loss and loss adjustment expenses for the first nine months of 2013 were $1.0 billion, up $122.4 million compared to the same period in 2012.  The loss ratio(6) decreased 0.3 percentage points to 67.0% versus the first nine months of 2012.

The combined ratio(10) for the first nine months of 2013 was 97.6%, which improved 0.4 percentage points compared to the combined ratio(10) for the first nine months of last year of 98.0%. These results include a general and administrative expense ratio(8) of 3.0% in the first nine months of 2013 and 3.1% in the comparative period last year.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9)(10) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s CEO Art Raschbaum and CFO John Marshaleck will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following no later than 8:25 a.m. ET:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 91105176
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning 11:30 a.m. ET on November 7, 2013 through midnight on November 14, 2013. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 91105176; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2013, Maiden had $4.4 billion in assets and shareholders' equity of $973.5 million.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars (000's), except per share data)

	September 30, 2013 (Unaudited)	December 31, 2012 (Audited)
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (Amortized cost 2013: $2,620,107; 2012: $2,475,202)	$2,674,305	$2,618,697
Other investments, at fair value (Cost 2013: $4,500; 2012: $2,599)	5,006	2,901
Total investments	2,679,311	2,621,598
Cash and cash equivalents	131,296	81,543
Restricted cash and cash equivalents	269,944	132,327
Accrued investment income	23,107	21,007
Reinsurance balances receivable, net	554,680	522,614
Funds withheld	45,492	42,712
Prepaid reinsurance premiums	49,515	38,725
Reinsurance recoverable on unpaid losses	97,334	110,858
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	310,726	270,669
Goodwill and intangible assets, net	91,558	94,393
Other assets	28,734	33,742
Total assets	$4,449,672	$4,138,163
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,926,635	$1,740,281
Unearned premiums	1,089,218	936,497
Accrued expenses and other liabilities	126,002	111,957
Senior notes	207,500	207,500
Junior subordinated debt	126,364	126,317
Total liabilities	3,475,719	3,122,552
Commitments and Contingencies
EQUITY
Preference shares	150,000	150,000
Common shares	736	733
Additional paid-in capital	579,170	575,869
Accumulated other comprehensive income	48,619	141,130
Retained earnings	198,796	151,308
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	973,520	1,015,239
Noncontrolling interest in subsidiaries	433	372
Total equity	973,953	1,015,611
Total liabilities and equity	$4,449,672	$4,138,163

Book value per common share (4)	$11.34	$11.96

Common shares outstanding	72,613,048	72,343,947

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars (000's), except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Gross premiums written	$491,915	$478,515	$1,742,092	$1,536,955

Net premiums written	$463,418	$455,847	$1,650,426	$1,458,640
Change in unearned premiums	44,708	(6,874)	(140,585)	(134,055)
Net premiums earned	508,126	448,973	1,509,841	1,324,585
Other insurance revenue	3,271	2,622	11,266	9,650
Net investment income	23,253	21,550	65,977	60,072
Net realized gains on investment	477	2,410	3,707	836
Total revenues	535,127	475,555	1,590,791	1,395,143
Expenses:
Net loss and loss adjustment expenses	341,629	309,146	1,019,871	897,498
Commission and other acquisition expenses	144,194	120,923	420,096	367,844
General and administrative expenses	13,251	13,578	44,163	42,617
Total expenses	499,074	443,647	1,484,130	1,307,959

Income from operations (2)	36,053	31,908	106,661	87,184

Other expenses
Interest and amortization expenses	(9,571)	(9,569)	(28,711)	(26,815)
Amortization of intangible assets	(945)	(1,090)	(2,835)	(3,271)
Foreign exchange and other (losses) gains	(23)	1,213	2,573	1,318
Total other expenses	(10,539)	(9,446)	(28,973)	(28,768)

Income before income taxes	25,514	22,462	77,688	58,416
Income taxes:
Current tax expense	136	397	656	880
Deferred tax expense	345	131	561	618
Income tax expense	481	528	1,217	1,498
Net income	25,033	21,934	76,471	56,918
Less: income attributable to noncontrolling interest	(36)	(15)	(95)	(81)
Net income attributable to Maiden	24,997	21,919	76,376	56,837
Dividends on preference shares	(3,093)	—	(9,281)	—
Net income attributable to Maiden common shareholders	$21,904	$21,919	$67,095	$56,837
Net operating earnings attributable to Maiden common shareholders (1)	$22,740	$19,517	$64,211	$58,572

Basic earnings per common share attributable to Maiden shareholders	$0.30	$0.30	$0.92	$0.79
Diluted earnings per common share attributable to Maiden shareholders	$0.30	$0.30	$0.91	$0.78
Basic operating earnings per common share attributable to Maiden shareholders	$0.31	$0.27	$0.88	$0.81
Diluted operating earnings per common share attributable to Maiden shareholders	$0.31	$0.27	$0.87	$0.80

Dividends declared per common share	$0.09	$0.08	$0.27	$0.24

Weighted average number of basic shares common outstanding	72,552,022	72,270,052	72,475,087	72,251,711

Weighted average number of diluted shares common outstanding	73,937,894	73,138,961	73,724,368	73,088,533

Net loss and loss adjustment expense ratio (6)	66.8%	68.5%	67.0%	67.3%
Commission and other acquisition expense ratio (7)	28.2%	26.8%	27.6%	27.6%
General and administrative expense ratio (8)	2.6%	2.9%	3.0%	3.1%
Expense ratio (9)	30.8%	29.7%	30.6%	30.7%
Combined ratio (10)	97.6%	98.2%	97.6%	98.0%
Annualized return on common equity	10.7%	10.2%	10.6%	9.2%
Annualized operating return on common equity	11.1%	9.1%	10.2%	9.5%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars (000's), except per share data)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$21,904	$21,919	$67,095	$56,837
Add (subtract)
Net realized gains on investment	(477)	(2,410)	(3,707)	(836)
Foreign exchange and other losses (gains)	23	(1,213)	(2,573)	(1,318)
Amortization of intangible assets	945	1,090	2,835	3,271
Non-cash deferred tax expense	345	131	561	618
Net operating earnings attributable to Maiden common shareholders (1)	$22,740	$19,517	$64,211	$58,572

Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.31	$0.27	$0.88	$0.81
Diluted earnings per common share attributable to Maiden shareholders	$0.31	$0.27	$0.87	$0.80

Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$24,997	$21,919	$76,376	$56,837
Add (subtract)
Foreign exchange and other losses (gains)	23	(1,213)	(2,573)	(1,318)
Amortization of intangible assets	945	1,090	2,835	3,271
Interest and amortization expenses	9,571	9,569	28,711	26,815
Income tax expense	481	528	1,217	1,498
Income attributable to noncontrolling interest	36	15	95	81
Income from operations (2)	$36,053	$31,908	$106,661	$87,184

	September 30, 2013	December 31, 2012
Investable assets:
Total investments	$2,679,311	$2,621,598
Cash and cash equivalents	131,296	81,543
Restricted cash and cash equivalents	269,944	132,327
Funds withheld (3)	25,006	26,494
Loan to related party	167,975	167,975
Total investable assets (3)	$3,273,532	$3,029,937

	September 30, 2013	December 31, 2012
Capital:
Senior notes	$207,500	$207,500
Junior subordinated debt	126,364	126,317
Total Maiden shareholders' equity	973,520	1,015,239
Total capital (5)	$1,307,384	$1,349,056

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity less the preference shares by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended September 30, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$185,620	$259,633	$18,165	$463,418
Net premiums earned	$198,966	$243,408	$65,752	$508,126
Other insurance revenue	3,271	—	—	3,271
Net loss and loss adjustment expenses	(137,080)	(160,212)	(44,337)	(341,629)
Commission and other acquisition expenses	(51,657)	(71,869)	(20,668)	(144,194)
General and administrative expenses	(9,688)	(504)	(177)	(10,369)
Underwriting income	$3,812	$10,823	$570	15,205
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				23,730
Amortization of intangible assets				(945)
Foreign exchange and other losses				(23)
Interest and amortization expenses				(9,571)
Other general and administrative expenses				(2,882)
Income tax expense				(481)
Income attributable to noncontrolling interest				(36)
Dividends on preference shares				(3,093)
Net income attributable to Maiden common shareholders				$21,904

Net loss and loss adjustment expense ratio (6)	67.8%	65.8%	67.4%	66.8%
Commission and other acquisition expense ratio (7)	25.5%	29.5%	31.4%	28.2%
General and administrative expense ratio (8)	4.8%	0.3%	0.3%	2.6%
Combined ratio (10)	98.1%	95.6%	99.1%	97.6%

For the Three Months Ended September 30, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$193,943	$186,258	$75,646	$455,847
Net premiums earned	$200,020	$177,293	$71,660	$448,973
Other insurance revenue	2,622	—	—	2,622
Net loss and loss adjustment expenses	(141,625)	(120,942)	(46,579)	(309,146)
Commission and other acquisition expenses	(47,801)	(50,525)	(22,597)	(120,923)
General and administrative expenses	(9,256)	(535)	(199)	(9,990)
Underwriting income	$3,960	$5,291	$2,285	11,536
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				23,960
Amortization of intangible assets				(1,090)
Foreign exchange gains				1,213
Interest and amortization expenses				(9,569)
Other general and administrative expenses				(3,588)
Income tax expense				(528)
Income attributable to noncontrolling interest				(15)
Net income attributable to Maiden common shareholders				$21,919

Net loss and loss adjustment expense ratio (6)	69.9%	68.2%	65.0%	68.5%
Commission and other acquisition expense ratio (7)	23.6%	28.5%	31.5%	26.8%
General and administrative expense ratio (8)	4.5%	0.3%	0.3%	2.9%
Combined ratio (10)	98.0%	97.0%	96.8%	98.2%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Nine Months Ended September 30, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$588,164	$895,029	$167,233	$1,650,426
Net premiums earned	$573,551	$725,100	$211,190	$1,509,841
Other insurance revenue	11,266	—	—	11,266
Net loss and loss adjustment expenses	(398,680)	(478,782)	(142,409)	(1,019,871)
Commission and other acquisition expenses	(140,877)	(213,199)	(66,020)	(420,096)
General and administrative expenses	(31,639)	(1,498)	(530)	(33,667)
Underwriting income	$13,621	$31,621	$2,231	47,473
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				69,684
Amortization of intangible assets				(2,835)
Foreign exchange and other gains				2,573
Interest and amortization expenses				(28,711)
Other general and administrative expenses				(10,496)
Income tax expense				(1,217)
Income attributable to noncontrolling interest				(95)
Dividends on preference shares				(9,281)
Net income attributable to Maiden common shareholders				$67,095

Net loss and loss adjustment expense ratio (6)	68.2%	66.0%	67.4%	67.0%
Commission and other acquisition expense ratio (7)	24.1%	29.4%	31.3%	27.6%
General and administrative expense ratio (8)	5.4%	0.2%	0.2%	3.0%
Combined ratio (10)	97.7%	95.6%	98.9%	97.6%

For the Nine Months ended September 30, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$626,220	$607,902	$224,518	$1,458,640
Net premiums earned	$603,613	$512,988	$207,984	$1,324,585
Other insurance revenue	9,650	—	—	9,650
Net loss and loss adjustment expenses	(412,437)	(350,553)	(134,508)	(897,498)
Commission and other acquisition expenses	(159,895)	(142,284)	(65,665)	(367,844)
General and administrative expenses	(31,849)	(1,444)	(566)	(33,859)
Underwriting income	$9,082	$18,707	$7,245	35,034
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				60,908
Amortization of intangible assets				(3,271)
Foreign exchange gains				1,318
Interest and amortization expenses				(26,815)
Other general and administrative expenses				(8,758)
Income tax expense				(1,498)
Income attributable to noncontrolling interest				(81)
Net income attributable to Maiden common shareholders				$56,837

Net loss and loss adjustment expense ratio (6)	67.3%	68.3%	64.7%	67.3%
Commission and other acquisition expense ratio (7)	26.1%	27.7%	31.6%	27.6%
General and administrative expense ratio (8)	5.1%	0.4%	0.2%	3.1%
Combined ratio (10)	98.5%	96.4%	96.5%	98.0%

(6) Calculated by dividing net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and loss adjustment expense ratio, the commission and other acquisition expense ratio and the general and administrative expense ratio.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings Increases Quarterly Dividend on Common Shares by 22% and Declares Dividends on Preference Shares

HAMILTON, Bermuda, November 6, 2013 -- Maiden Holdings, Ltd. (Nasdaq: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share of common stock, an increase of $0.02 per share or 22% from the previous rate. The dividend will be payable on January 15, 2014 to shareholders of record as of January 2, 2014.
Additionally, Maiden’s Board of Directors approved a cash dividend on its Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share. The dividend will be payable on December 16, 2013 to shareholders of record as of December 1, 2013.
Maiden’s Board of Directors also approved a cash dividend on its Series B 7.25% Mandatory Convertible Preference Shares of $0.7451389 per Preference Share. The dividend will be payable on December 16, 2013 to shareholders of record as of December 1, 2013.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2013, Maiden had $4.4 billion in assets and shareholders' equity of $973.5 million.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm